SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)        January 3, 2002
                                                 -------------------------------


                                EVOLVE ONE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                     0-26415                    52-2175532
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(State or other jurisdiction     (Commission File              (IRS Employer
     or incorporation)                Number)                Identification No.)


           6413 Congress Avenue, Suite 240, Boca Raton, Florida 33487
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (561) 988-0819
                                                   -----------------------------


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)






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ITEM 5            OTHER INFORMATION:

         The Company has entered into an Employment Agreement with Gary J. Schultheis, its President and Chief Executive Officer. During the eight-year term, Mr. Schultheis will receive a base salary of $150,000 with annual increases of 10% per year. The executive will also receive annual options to purchase 1,000,000 shares of common stock at market price less a 15% discount. The executive will also receive an annual unaccountable expense allowance of $10,000 per year. Certain of the compensation accelerates in the event the executive is terminated for reasons other than for cause, which includes termination following a change of control of the Company. The executive also agreed to certain restrictive covenants relevant to competitive activities following termination.

         The Company has also entered into an Employment Agreement with Herbert Tabin, its Director of Marketing and a member of its Board of Directors. The executive will also receive a base salary of $150,000 and annual options to purchase 1,000,000 shares of common stock of the Company, and other provisions similar to the arrangements concluded with Mr. Schultheis.

ITEM 7.  EXHIBITS:

         10.1    Executive Employment Agreement with Gary J. Schultheis

         10.2    Executive Employment Agreement with Herbert Tabin

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       EVOLVE ONE, INC.


                                       By: /s/ Gary Schultheis
                                           --------------------------
                                           Gary Schultheis, President


DATED: January 31, 2002